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                              WINNER'S CIRCLE NEWS

Second Edition             www.SMSonline.com                  June, 2004

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To our employees, shareholders and race fans...

Since the last newsletter in January of 2003, the company has successfully overcome various challenges and obstacles within the mall-based business model that management inherited from its predecessors, with the result being a restructured company well positioned for growth in 2004 and beyond.

After a careful evaluation of our predecessor's business model with its inherently high occupancy and labor costs and high start up store costs, management began developing a more efficient and profitable business model in July of 2003. The new plan focused on location expansion through revenue share agreements with qualified companies or individuals, thereby significantly reducing the initial start up costs as well as the ongoing occupancy and labor costs per location. The company also focused on closing underperforming mall-based racing centers operated by the company, and moved the simulators in those sites to new revenue share locations in family entertainment centers, amusement parks, casinos and auto malls as opposed to only shopping malls. In addition, simulator purchase agreements were generated for a portion of the 170 simulators that were purchased by the company at a substantially reduced price from our predecessors, and that effort has resulted in working capital for the company along with re-establishing the true market value of the simulator assets (initial purchase orders averaged $75,000 per simulator).

In August, 2003 the concept of mobilizing the race simulation experience was introduced to incoming NASCAR series sponsor Nextel, and six of our simulators are now the featured attraction of The Nextel Experience, a mobile fan interactive experience that is and will be the focal point at all NASCAR Nextel Cup races in 2004, 2005 and 2006.

In October, 2003 a milestone agreement was reached between the company and Granville, Michigan-based Checker Flag Lightning, a NASCAR retail merchandise operator. Under the terms of the agreement, Checker Flag Lightning has agreed to:
o The assignment of seven of the company's nine owned and operated mall leases.
o Provide the company with a percentage of the gross revenues from those locations, along with a guaranteed minimum per location. After the leases are assigned (expected by the end of July), this leaves the company with only the racing center occupancy and labor costs of its two flagship sites, Mall of America in Minneapolis, Minnesota and Universal CityWalk in Hollywood, California.

Checker Flag Lightning has developed and tested the new model for the mall racing centers at Rivertown Mall in Grandville, Michigan. The new retail concept features more retail merchandise space and a wider selection of NASCAR merchandise in conjunction with a slightly reduced number of simulators per location to produce a financially successful mall-based racing center. Checker Flag Lightning is not only assuming the current seven racing center locations,

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but has agreed with the company to open a new mall racing center at the new
Jordan Creek Town Center in Des Moines, Iowa.

Once the mall assignments are completed, the company will have 24 simulators in the two owned and operated racing centers, 139 simulators contracted for 16 revenue share locations, 8 simulators under leases for mobile trailers and 30 simulators under contract to be sold, primarily outside of the United States. The company is completely booked for simulator installations throughout the rest of this year, and orders continue to build monthly for the company's manufacturing partner Elan Motorsports Technologies.

Management's effort to reposition the company and its implementation of a profitable business model is nearly complete, and serious discussions are underway with additional financing prospects that will support added growth. It has been an exciting challenge, and I want to personally thank to all of our shareholders for their patience and confidence in management during this period of change and growth. I also want to assure each of our shareholders of management's commitment to the success of this exciting company.


                     - William R. Donaldson, Chairman & CEO


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                       NASCAR Silicon Motor Speedway Sites
                   Under Revised Revenue Share Business Model


Company Owned (24 simulators):

              Location          Market                   Sq.Ft.      Simulators
       ------------------------------------------------------------------------


1)       Mall of America      Minneapolis, MN        5,899    12 racecars
2)       Universal CityWalk   Los Angeles, CA        5,000    12 racecars

Revenue Share (139 simulators):

             Location          Market               Sq.Ft.      Simulators
     ---------------------------------------------------------------------

1)       Opry Mills           Nashville, TN          6,007    12 racecars
2)       Woodfield            Chicago, IL            6,111    12 racecars
3)       Palisades Center     Nyack, NY              5,700    12 racecars
4)       Concord Mills        Charlotte, NC          7,865    14 racecars
5)       Mall of Georgia      Atlanta, GA            5,895    12 racecars
6)       Katy Mills           Houston, TX            6,172    12 racecars
7)       Riverchase Galleria  Birmingham, AL         6,188    10 racecars
8)       NASCAR SpeedPark     Sevierville, TN        1,584     6 racecars
9)       Pavilion Ocean Front Myrtle Beach, SC       2,600     5 racecars
10)      RiverTown Crossing   Grand Rapids, MI       6,100     8 racecars
11)      Cowboy Pizza         Monterey, CA             968     4 racecars
12)      NASCAR SpeedPark     St. Louis, MO          1,496     6 racecars
13)      Burdick Driver's Village(1)
                              Syracuse, NY           3,472     8 racecars
14)      Playcenter(2)        Sao Paulo, Brazil      1,000     4 racecars
15)      Jordan Creek Town Ctr(3)
                              Des Moines, Iowa       4,000     8 racecars
16)      NASCAR SpeedPark(4)  Toronto, Ontario       1,500     6 racecars

        (1) Scheduled to open in August, 2004
        (2) Scheduled to open (TBD)
        (3) Scheduled to open in August, 2004
        (4) Scheduled to open in October, 2004

Mobile Units (8 simulators):

1) Nextel Mobile Experience - 2004-06 NASCAR Nextel Cup series events - 6 racecars
2)      Nextel Mini Mobile Experience - Various markets - 2 racecars

Sales of Simulators (30 simulators):

        Buyer                     Market                         Simulators

1)      Roltex                  Moscow, Russian Federation       8 racecars
2)      Yello Properties        London, United Kingdom          12 racecars
3)      Tonne Mgmt              Wisconsin Dells, WI              4 racecars
4)      I-Vision Tech.          Abu Dhabi, UAE                   4 racecars
5)      Ft. Gordon              Ft. Gordon, GA                   2 racecars



                                 IMTS MILESTONES
                        Highlights of the past 18 months

4/22/03 First revenue share location opens at Smokey Mountain NASCAR SpeedPark. 7/24/03 NASCAR exclusive license is broadened and extended to 2009.
8/5/03 International Speedway license for race tracks is renewed through 2005. 8/7/03 Speedway Motorsports license for race tracks is renewed through 2007. 9/17/03 Company announces first of four planned international installations
        (United Kingdom, United Arab Emirates, Russian Federation and Brazil).

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12/18/03 Elan Motorsports Technologies is named manufacturer for next generation simulators.
1/30/04 Company simulators announced as featured attraction for The Nextel Experience, a mobile fan interactive experience staged at all NASCAR Nextel Cup events in 2004-2006.
3/15/04 Company completes milestone agreement with Checker Flag Lightning to convert seven of its mall locations to revenue share sites.
5/17/04 Company announces first positive cash flow from operations since company was formed.
6/8/04 Company announces completion of $750,000 offering for short-term financing.


NASCAR Silicon Motor Speedway's state-of-the-art racing simulators have been chosen as the featured attraction of The Nextel Experience, a 6,400 square-foot interactive fan exhibit that will greet NASCAR fans at all NASCAR NEXTEL Cup Series events from 2004-06.

Forward-looking statements. Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependencies on updated technology and licenses and leases.

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